UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 11, 2008

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

1030 NORTH ORANGE AVENUE, SUITE 105

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 367-0944

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 367-0950

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREINC.COM

(REGISTRANT’S WEBSITE ADDRESS)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Contract

On January 11, 2008, PainCare Holdings, Inc. (the “Company”) and its subsidiaries entered into a Forbearance Agreement (the “Forbearance Agreement”) with HBK Investments L.P. (the “Agent”), HBK Master Fund L.P., (“HBK-MF”) and Del Mar Master Fund Ltd. (“Del Mar,” and together with HBK-MF the “Lenders”) pursuant to which the Agent and the Lenders agreed to forbear, until a date not later than May 12, 2008, from exercising their rights and remedies under the loan and security agreement entered into by the parties on May 11, 2005, as amended (the “Loan Agreement”) with respect to certain specified events of default under the Loan Agreement that have either occurred or that are thought to likely occur during the forbearance period. The Forbearance Agreement further provides (i) Agent may make additional advances to the Company in the amount of up to $1,000,000 during the first quarter of 2008; and (ii) $125,000 of the initial $500,000 advance shall be used to pay certain earn-out payment obligations. A copy of the Forbearance Agreement is attached hereto as an exhibit.

ITEM 8.01 Other Events

On January 14, 2008, the Company issued a press release providing a corporate update. A copy of the Press Release is attached hereto as an exhibit.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1    Forbearance Agreement dated January 11, 2008.

99.2    Press Release dated January 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated January 15, 2008	PAINCARE HOLDINGS, INC.

	By:	/s/ Randy Lubinsky
Randy Lubinsky
Chief Executive Officer and Director